As filed with the Securities and Exchange Commission on June 21, 2011

                                                                                                                                                          Registration No. 333-________

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 TOR MINERALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2081929 (I.R.S. Employer Identification Number)

 722 Burleson Street
Corpus Christi, Texas  78402
(361) 883-5591
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barbara Russell
Chief Financial Officer
722 Burleson Street
Corpus Christi, Texas  78402
(361) 883-5591
(Address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
 L. Steven Leshin, Esq.
Douglas M. Berman, Esq.
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, TX  75202
(214) 979-3000

 Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.25 per share	1,622,044 shares	$15.38	$24,947,037	$2,896

(1) This registration statement pertains to securities that may be sold by the selling stockholders from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices reported on the Nasdaq Capital Market on June 20, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to completion, dated June 21, 2011

TOR MINERALS INTERNATIONAL, INC.
1,622,044 Shares
Common Stock

We are registering:

  247,700 shares of our common stock;

  547,172 shares of our common stock issuable upon conversion of debentures; and

  827,172 shares of our common stock issuable upon exercise of warrants;

for sale by our selling stockholders from time to time.  We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.  There can be no assurance that the warrants will be exercised.  If all of the warrants held by the selling stockholders are exercised, we would receive aggregate gross proceeds of approximately $4,650,000.

The prices at which the selling stockholders may sell the shares registered under this prospectus will be determined by the prevailing market price for the shares or in privately negotiated transactions.

Our common stock is listed on The Nasdaq Capital Market under the symbol "TORM." On June 20, 2011, the last reported sale price for our common stock was $15.80 per share.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling stockholders may sell their shares in the section entitled "Plan of Distribution" on page 9.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We are not using this prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

 The date of this prospectus is ____________, 2011

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	8
PLAN OF DISTRIBUTION	12
WHERE YOU CAN FIND MORE INFORMATION	16
LEGAL MATTERS	17
EXPERTS	17

                You should rely only on the information contained in this prospectus.  We have not, and the selling security holders have not, authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations.  If anyone provides you with different information, you should not rely on it.  We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the "Risk Factors" section of this prospectus beginning on page 3  and the "Risk Factors" sections in documents incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock. All shares and per share data herein has been adjusted to give effect to our recent one-for-five reverse stock split.  Unless the context otherwise requires "TOR", "we", "us", "our" or the "Company" refer to TOR Minerals International, Inc. and its subsidiaries on a consolidated basis.

About TOR Minerals International, Inc.

TOR Minerals International, Inc. is a global specialty chemical company engaged in the business of manufacturing and marketing mineral products for use as pigments, pigment extenders, functional fillers and flame retardants used in the manufacture of paints, coatings, plastics and catalysts.

We were organized by Benilite Corporation of America ("Benilite") in 1973.  Benilite, which was incorporated in Delaware in 1969, developed the then-patented "Benilite process" for producing synthetic rutile ("SR"), the principal ingredient used by us in our manufacture of HITOX® (high-grade titanium dioxide), from ilmenite ore.  Benilite licensed and helped design several synthetic rutile plants located throughout the world which utilize this process (including the plant located in Ipoh, Malaysia, owned by us).  Benilite concluded that synthetic rutile produced by the Benilite process could be further processed into a buff-colored titanium dioxide pigment having many of the characteristics of standard white titanium dioxide at a significant cost savings.  These efforts by Benilite were the beginning of the Company's business.  In 1980, the subsidiary of Benilite engaged in the development of HITOX was spun off by Benilite to its shareholders.  In December 1988, the Company became a publicly owned company after completing a public offering of its common stock.  Our stock symbol is TORM.

We are headquartered in Corpus Christi, Texas, USA.  This location houses senior management, customer service, logistics, and corporate research and development/technical service laboratories.  Our financial and accounting functions also operate from this location.  Our principal offices in Corpus Christi are located at 722 Burleson Street, Corpus Christi, Texas 78402, and our telephone number is (361) 883-5591.  Our website is located at www.torminerals.com.  Information contained in our website or links contained on our website is not part of this prospectus.

Our Products

Our mineral products include:

HITOX
Our principal product, HITOX, a light buff-colored titanium dioxide pigment, is made from SR.  Titanium dioxide is the most widely used primary pigment in paints, coatings, plastics, paper and many other types of products.  Titanium dioxide, or TiO2, gives opacity and color to end products.  Most TiO2 is white; however, HITOX is a unique color pigment that is beige.  HITOX occupies a special marketing niche as a high quality, color pigment that can replace some of the other more costly color pigments and some of the white TiO2.  HITOX pigments are used by major international paint and plastics manufacturers.  Uses include architectural & industrial paints, primers, metal finishes and coatings, caulks and sealants, floor tiles and plastic profiles, sheets and film.

HITOX, manufactured at plants located in both the U.S. and Malaysia, utilizes SR manufactured at TMM as its primary raw material.  The manufacturing process for producing HITOX is not simple and the details of the process and the operating parameters of the systems are not widely known.  The HITOX manufacturing process is not patented.

ALUPREM
Our alumina trihydrate ("ATH") products were expanded in 2001 with the introduction of ALUPREM, which is manufactured at our European operation, TPT, in the Netherlands.  ALUPREM, which stands for premium alumina, was developed by TOR's President and Chief Executive Officer, Dr. Olaf Karasch.  The details of the manufacturing process and the operating parameters of the systems are not widely known.  The ALUPREM manufacturing process is not patented.

ALUPREM products are used for color critical applications as fillers and flame retardants, such as Solid Surface/Onyx and performance driven uses such as specialty wire and cable insulation, catalysts, high-tech polishing, pigments and specialty papers.

BARTEX / BARYPREM
BARTEX is manufactured at our U.S. operation from high grade barites (barium sulfate) utilizing a milling process.  Barium Sulfate's high density is one of the primary reasons it is used in coatings.  As an inert extender pigment, BARTEX gives weight and body to products ranging from powder coatings used in automotive, appliance and office furniture finishes to rubber products such as carpet and curtain backings and plastics including billiard balls and poker chips.  BARTEX is an extender for more expensive prime white pigments, such as white TiO2.  BARTEX is manufactured in several different grades differentiated by narrow particle sizing ranging from standard coarse to specialty ultra-fine with high brightness and whiteness.

BARYPREM is manufactured in our Netherlands (TPT) location and is available in powder or slurry form.  BARYPREM offers exceptional quality and high whiteness for color critical applications.

HALTEX / OPTILOAD
HALTEX, manufactured at our U.S. operation, is produced from Bayer grade alumina trihydrate (ATH) using some of the same production technologies as our other products. It is an environmentally-friendly flame retardant, smoke suppressant filler used in plastic and rubber products.

HALTEX features high purity and engineered particle sizing for optimum physical properties.  The quality of our HALTEX is suitable for a broad range of technical applications including a wide variety of thermoset composites, SMC (sheet molding compounds) /BMC (bulk molding compounds),  thermoplastic profiles, electrical wire & cable insulation, mining conveyor belts, specialty coatings as well as adhesives and sealants.

In 2008 we introduced and began commercial sales of a new line of low viscosity ATH products under the name OPTILOAD.  The new line allows for increased ATH loadings (compared to standard products) into SMC and other thermoset compounds to meet higher levels of flame retardant and smoke suppressant behavior.  TOR Minerals foresees a growing demand for OPTILOAD products in line with more stringent flame retardant/smoke suppressant legislative regulations as well as for substitution of halogenated flame retardants like bromine, which are undergoing increasing legislative scrutiny due to concerns with toxicity and high smoke in flame conditions.

TIOPREM
TIOPREM, manufactured at our U.S. and Malaysian operations, is produced from a proprietary process based on modified SR feedstock made at TOR Minerals' Malaysian plant.  Introduced in 2008, TIOPREM is a series of high performance, heat stable colored TiO2 hybrid pigments offering cost savings through the partial replacement of expensive color pigments and white TiO2 in plastics and specialty paints & coatings.  End use applications include engineered plastics, laminates, window profiles, plastic lumber, roofing granules and ceramic coatings.

SYNTHETIC RUTILE
SR, the basic building block for HITOX and TIOPREM, is manufactured at our Asian operation using the Benilite process for producing SR.  Ilmenite, the raw material used in the manufacturing process, is first treated in a reduction kiln and then subjected to leaching in hydrochloric acid where soluble iron and other impurities are removed.  SR is also used as feed stock for white TiO2 and as a component in welding rod flux.

About this Offering

This prospectus relates to the resale or other disposition by certain selling stockholders identified in this prospectus, or their transferees, of up to 1,622,044 shares of our common stock.  We are filing this registration statement with respect to the resale or other disposition of 247,700 shares of our common stock held by the selling stockholders, 547,172 shares of our common stock issuable upon conversion of debentures held by the selling stockholders and 827,172 shares of our common stock issuable upon exercise of warrants held by the selling stockholders.

In September and October 2008, we conducted a private placement of 63 investment units at a price of $30,000 per unit in exchange for an aggregate of $1,890,000.  Each unit consisted of 5,000 shares of our common stock and a warrant to purchase an additional 5,000 shares of our common stock.  Each warrant is exercisable for three years following the December 31, 2008 issuance date at an exercise price of $10.00 per share.

In May and August 2009, we conducted another private placement of units consisting of a principal amount of $25,000 per unit of our six-percent (6%) Convertible Subordinated Debentures due May 4, 2016.  Debentures comprising each unit are convertible into 9,434 shares of our common stock, subject to adjustments for certain events, at an initial conversion price of $2.65 per share.  We issued an aggregate principal amount of $1,500,000 of our debentures which are convertible into an aggregate of 566,040 shares, and we have issued 18,868 shares of our common stock following conversion of $50,000 principal amount of our debentures.  In addition, we also issued to each subscriber of these units warrants per unit to purchase 9,434 shares of our common stock at an exercise price per share of $2.65, for a total of 566,040 shares of our common stock covered by all the warrants. We have issued 18,868 shares of our common stock following the exercise of these warrants.  These warrants expire on May 4, 2016.

The securities in the 2008 and 2009 private placements were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, based on the private sale of the securities to "accredited investors" (as such term is defined under Regulation D).  The common stock to be issued upon conversion of our debentures or exercise of the warrants will be issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder, based on the private sale of securities to "accredited investors."

RISK FACTORS

Investing in our common stock involves significant risks. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement, and the documents we incorporate herein by reference before you decide to purchase our common stock.  In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the heading "Risk Factors," as updated any other reports we subsequently file pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Any of the risks and uncertainties set forth therein could adversely affect our business, financial condition or operating results, which in turn could adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

  The market price and trading volume of our common stock may be volatile.

The market price of our common stock is highly volatile and subject to wide fluctuations. In addition, trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could result in fluctuations in the price or trading volume of our common stock include, among other things: actual or anticipated changes in our current or future financial performance; changes in market interest rates and general market and economic conditions. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.

  We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

No cash dividends have ever been paid on our common stock.  Except and as otherwise required by the terms of our Series A Preferred Stock, we currently intend to retain future earnings, if any, for use in our business, and therefore, we do not currently anticipate declaring or paying any dividends on our common stock in the foreseeable future.  In addition, our credit facility prohibits us from paying dividends, making distributions or payments or redeeming, retiring or purchasing any of our capital stock.  Any payment of future dividends will be at the discretion of the board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available.

  Future offerings of debt securities, which would rank senior to our common stock upon our liquidation and may be senior to our common stock for the purposes of dividend and liquidating distributions, and future offerings of equity securities, which would dilute our existing stockholders, may adversely affect the market price of our common stock.

In 2008 and 2009, we conducted private placements of common stock, convertible debentures and warrants.  In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, such as convertible debentures and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and lenders with respect to our other borrowings will receive a distribution of our available assets prior to the holders of our common stock.

In addition, upon liquidation, holders of shares of our Series A Preferred Stock will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Moreover, any future issuance of preferred stock by us may have a preference on liquidating distributions and on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

  Future sales of our common stock could have an adverse effect on our stock price.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

In particular, the registration for resale of the 1,622,044 shares of our common stock covered by this prospectus and another 675,263 shares of our common stock covered by a prospectus dated August 16, 2004, representing 65.7% of our issued and outstanding common stock (assuming exercise of all the warrants and conversion of all the debentures), will permit the selling stockholders, six of whom are affiliates of TOR, to sell such shares free of the volume limitations under Rule 144 that would otherwise restrict these sales of such shares.  If all or a material part of such holders sell such shares in large volumes, this may adversely affect prevailing market prices on our common stock.

  We do not have cumulative voting and a small number of existing stockholders control our company, which could limit your ability to influence the outcome of stockholder votes.

Our stockholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

David A. Hartman, Douglas M. Hartman, Thomas Pauken, Bernard A. Paulson and Chin Yong Tan beneficially own 17.2%, 17.2%, 3.4%, 31.0% and 4.3%, respectively, of our outstanding common stock, and together with our executive officers and directors, beneficially own approximately 59.1% of our common stock as of June 9, 2011. As a result, these persons may be able to exercise significant influence over the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of our senior management with respect to our business, financial condition and prospects. When used in this prospectus, terms such as "believes," "estimates," "should," "could," "would," "plans," "expects," "anticipates," "may," "forecast," "project" and similar expressions or variations as they relate to us or our management are intended to identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties that are beyond our ability to control and, in some cases, predict. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Among the key factors that could cause our actual financial results, performance or condition to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, changes in demand for our products, changes in competition, economic conditions, fluctuations in exchange rates, changes in the cost of energy, fluctuations in market price for TiO2 pigments, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to our business.

All forward-looking statements involve risks, assumptions and uncertainties.  The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control.  Actual results may differ materially from expected results.  See the section titled "Risk Factors" and elsewhere in this prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties.  Additional information regarding these and other factors may be contained in our filings with the SEC, particularly on Forms 10-K, 10-Q and 8-K.  These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other unknown or unpredictable factors also could harm our results.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur.  By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur.  Forward-looking statements in this prospectus are based on management's beliefs and opinions at the time the statements are made.  The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement.  The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any warrants. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes.  There can be no assurance that the warrants will be exercised.  If all of the warrants held by the selling stockholders are exercised, we would receive aggregate gross proceeds of approximately $4,650,000.  We intend to use any proceeds we receive from the exercise of the warrants for general corporate purposes.

SELLING STOCKHOLDERS

We are registering:

  247,700 shares of our common stock;

  547,172 shares of our common stock issuable upon conversion of debentures; and

  827,172 shares of our common stock issuable upon exercise of warrants;

for sale by our selling stockholders from time to time.  The following table sets forth the name and relationship with us of the selling stockholders and (i) the number of shares of common stock beneficially owned by the selling stockholders as of June 9, 2011 (unless otherwise indicated), (ii) the maximum number of shares of common stock which may be offered by this prospectus for the account of the selling stockholders and (iii) the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming the sale of all of the common stock which may be offered by this prospectus.

The information set forth below has been provided by the selling stockholders, as of the date of this prospectus, regarding the beneficial ownership of shares of our common stock by the selling stockholders.  We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of common stock covered hereby.  The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus.  Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.  However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholders.

	Beneficial Ownership (1)
	Number of Shares
Name of Selling Stockholder	Beneficially Owned Prior to the Offering	Offered Hereby	Beneficially Owned After this Offering	Percent of Class
Bernard A. Paulson 3 Ocean Park Drive Corpus Christi, TX 78404	802,726(2)	547,360	255,366	7.3%
David A. Hartman 3345 Bee Cave Road, Suite 203 Austin, TX 78746	406,313(3)	278,680	127,633	3.7%
Douglas M. Hartman 3345 Bee Cave Road, Suite 203 Austin, TX 78746	406,580(4)	278,680	127,900	3.7%
Mark A Graber 56 Oakwell Farms Pkwy San Antonio, TX 78218	421,588(5)	419,588	2,000	0.1%
Chin Yong Tan 21 Jalan Ke3lab Golf Ipoh, Perak, Malaysia 30350	91,646(6)	20,000	71,646	2.0%
Thomas W. Pauken 660 Sandkey Drive Port Aransas, TX 78373	73,644(7)	47,736	25,908	0.7%
Wayne Hartman 12881 Park Drive Austin, TX 78732	20,000(8)	20,000	0	0.0%
Dave Mossberg Mossberg Investments 1905 Hay Meadow Court Southlake, TX 76092	10,000(9)	10,000	0	0.0%

(1)       Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire shares of common stock within 60 days of June 21, 2011. Percentage ownership is based on 2,122,373 shares of common stock issued and outstanding as of June 9, 2011.

(2)       Bernard A. Paulson is Chairman of our Board of Directors and has been a board member since 1992. Paulson Ranch Management, L.L.C., a Texas limited liability company, is the general partner of Paulson Ranch, Ltd.  The members of Paulson Ranch Management, L.L.C. are Mr. Paulson and his wife. The number of shares consists of (A) 315,406 shares held for the account of Paulson Ranch, Ltd.; (B) 188,680 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of Paulson Ranch Ltd.; (C) 273,680 shares issuable upon exercise of warrants; (D) 17,660 shares held for Mr. and Mrs. Paulson's account, and (E) 7,300 shares issuable upon exercise of options that are exercisable at or within sixty days of June 21, 2011, held for Mr. Paulson's account.

(3)       David A. Hartman has been a member of our Board of Directors since 2001.  Mr. Hartman is a co-trustee of The D and CH Trust.  The number of shares listed consists of (A) 165,000 shares held for the account of The D and CH Trust; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The D and CH Trust; (C) 139,340 shares issuable upon exercise of warrants held for the account of The D and CH Trust; (D) 500 shares held for David A Hartman's account, and (E) 7,133 shares issuable upon exercise of options that are exercisable at or within sixty days of June 21, 2011, held for David A. Hartman's account.  Claudette Hartman, Mr. Hartman's wife, is Co-Trustee of, and shares voting power over the shares held by, The D and CH Trust.

(4)       Douglas MacDonald Hartman has been a member of our Board of Directors since 2001.  Mr. Hartman is trustee for The Douglas MacDonald Hartman Family Irrevocable Trust.  The number of shares listed consists of (A) 165,000 shares held for The Douglas MacDonald Hartman Family Irrevocable Trust account; (B) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held for the account of The Douglas MacDonald Family Irrevocable Trust; (C) 139,340 shares issuable upon exercise of warrants held for the account of The Douglas MacDonald Hartman Family Irrevocable Trust account; (D) 500 shares held for Douglas MacDonald Hartman's account, and (D) 7,400 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of June 21, 2011, held for Douglas MacDonald Hartman's account.  Douglas MacDonald Hartman has sole voting power over the shares held by The Douglas MacDonald Hartman Family Irrevocable Trust.

(5)       According to information provided to the Company, the shares listed included (A) 2,000 shares owned by Mrs. Yolanda Graber, Mr. Graber's wife and on whose behalf Mr. Graber has voting control; (B) 7,700 shares owned by Mr. Graber; (C) 25,000 shares issuable upon exercise of warrants issued to Mr. Graber; (D) 35,000 shares owned by X-L Investments, a Texas general partnership in which Mr. Graber is a partner and has voting control; (E) 94,340 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 issued to X-L Investments; (F) 144,340 shares issuable upon exercise of warrants issued to X-L Investments; (G) 56,604 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 issued to Five Star Investments, a Texas general partnership over which Mr. Graber has voting control; and (H) 56,604 shares issuable upon exercise of warrants issued to Five Star Investments.

(6)       Chin Yong Tan has been a member of our Board of Directors since 2001.  The number of shares listed consists of (A) 74,446 shares held directly by Dr. Tan; (B) 10,000 shares issuable upon exercise of warrants; and (C) 7,200 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of June 21, 2011.

(7)       Thomas W. Pauken has been a member of our Board of Directors since 1999.  The number of shares listed consists of (A) 7,267 shares issuable upon exercise of options that are subject to stock options exercisable at or within sixty days of June 21, 2011; (B) 13,463 shares held by Mr. Pauken; (C) 1,440 shares held by Mr. Pauken's spouse, of which Mr. Pauken disclaims beneficial ownership; (D) 1,660 shares held by TWP Inc. PSP of which Mr. Pauken is Trustee and has sole voting and investment power; (E) 4,300 shares held by TWP Inc., of which Mr. Pauken is president and has sole voting power; (F) 9,434 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held by Mr. Pauken; (G) 9,434 shares issuable upon conversion of our 6% Subordinated Convertible Debentures due 2016 held by Mr. Pauken's spouse, of which Mr. Pauken disclaims beneficial ownership; (H) 14,434 shares issuable upon exercise of warrants held by Mr. Pauken; (I) 9,434 shares issuable upon exercise of warrants held by Mr. Pauken's spouse; and (J) 2,778 shares held by TWP Inc. PSP issuable upon conversion of 5,000 shares of Series A Convertible Preferred Stock, or approximately 0.56 shares of Common Stock for each share of Series A Convertible Preferred Stock, which can be converted at any time at our option, and of which  Mr. Pauken disclaims beneficial ownership.

(8)       According to information provided to the Company by Wayne Hartman, the shares listed included (A) 10,000 shares held directly by Mr. Wayne Hartman; (B) 10,000 shares issuable upon exercise of warrants.

(9)       Dave Mossberg has been the Company's Investor Relations Consultant since 2004. According to information provided to the Company, the shares listed included (A) 5,000 shares held by Mossberg Investments, a Texas general partnership over which Mr. Mossberg has voting control; and (B) 5,000 shares issuable upon exercise of warrants held by Mossberg Investments.

Information concerning the selling stockholders may change from time to time and any such changed information will be set forth in one or more supplements to this prospectus if and when necessary. The names of any additional selling stockholders and information about their holdings and any offering of shares by them will be set forth in one or more supplements to this prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the resale or other disposition by certain selling stockholders identified in this prospectus, or their transferees, of up to 1,622,044 shares of our common stock.  We are filing this registration statement with respect to the resale or other disposition of 247,700 shares of our common stock held by the selling stockholders, 547,172 shares of our common stock issuable upon conversion of debentures held by the selling stockholders and 827,172 shares of our common stock issuable upon exercise of warrants held by the selling stockholders.

In September and October 2008, we conducted a private placement of 63 investment units at a price of $30,000 per unit in exchange for an aggregate of $1,890,000.  Each unit consisted of 5,000 shares of our common stock and a warrant to purchase an additional 5,000 shares of our common stock.  Each warrant is exercisable for three years following the December 31, 2008 issuance date at an exercise price of $10.00 per share.

In May and August 2009, we conducted another private placement of units consisting of a principal amount of $25,000 per unit of our six-percent (6%) Convertible Subordinated Debentures due May 4, 2016.  Debentures comprising each unit are convertible into 9,434 shares of our common stock, subject to adjustments for certain events, at an initial conversion price of $2.65 per share.  We issued an aggregate principal amount of $1,500,000 of our debentures which are convertible into an aggregate of 566,040 shares, and we have issued 18,868 shares of our common stock following conversion of $50,000 principal amount of our debentures.  In addition, we also issued to each subscriber of these units warrants per unit to purchase 9,434 shares of our common stock at an exercise price per share of $2.65, for a total of 566,040 shares of our common stock covered by all the warrants. We have issued 18,868 shares of our common stock following the exercise of these warrants.  These warrants expire on May 4, 2016.

The securities in the 2008 and 2009 private placements were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, based on the private sale of the securities to "accredited investors" (as such term is defined under Regulation D).  The common stock to be issued upon conversion of our debentures or exercise of the warrants will be issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder, based on the private sale of securities to "accredited investors."

We are registering the shares of our common stock covered by this prospectus and any applicable prospectus supplement on behalf of the selling stockholders to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus.  The selling stockholders may offer the shares through agents, to or through underwriters, through broker-dealers (acting as agent or principal), through a specific bidding or auction process or otherwise, through a combination of any such methods or through any methods described in a prospectus supplement.

We will not receive any of the proceeds from such sales. The selling stockholders will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by the registration statement of which this prospectus is a part.  The selling stockholders will also bear the costs of any underwriting discounts and commissions and expenses that the selling stockholders incur for brokerage, accounting or tax or legal services or any other expenses they incur in disposing of the shares.  The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares, less any discounts or commissions.  Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the common stock is traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The consideration may be in cash or another form negotiated by the parties.  The compensation may be in the form of discounts, concessions or commissions to be received from the selling stockholders or from the purchasers of the shares.

The shares covered by the registration statement of which this prospectus is a part may be sold by one or more of, or a combination of, the following methods, to the extent permitted by applicable law:

  in the over-the-counter market;

  in transactions other than on these exchanges or systems or in the over-the-counter market;

  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  in block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  in an exchange distribution in accordance with the rules of the applicable exchange;

  in privately negotiated transactions;

  in short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  in transactions that may involve crosses or block transactions;

  in transactions where broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

  a combination of any such methods of sale; or

  in any other method permitted by applicable law.

The selling stockholders are not required to sell any shares covered by this prospectus and may transfer these shares by other means not described in this prospectus.  Each selling stockholder may sell all, some or none of the shares covered by this prospectus or interests therein.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume.  Unless otherwise prohibited by law, the selling stockholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge shares to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any selling stockholder and any broker-dealers, agents or underwriters that participate with that selling stockholder in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholder on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act.  If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  In addition, because a selling stockholder may be deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Agents may from time to time solicit offers to purchase the shares.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the shares.  Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in a sale, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  The shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of the shares, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the shares.

If a dealer is used in the sale of the shares, the selling stockholders or an underwriter will sell the shares to the dealer, as principal.  The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Any shares covered by the registration statement of which this prospectus is a part that qualify for sale in reliance on Rule 144 under the Securities Act may be sold in reliance on Rule 144 rather than pursuant to this prospectus.

Any selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M.  This may limit the timing of purchases and sales of any of the shares by a selling stockholder and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares.  All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

 In order to comply with the securities laws of some states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement of which this prospectus forms a part and in the exhibits and schedules to such registration statement.  For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the documents incorporated by reference therein.  Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549.  Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.  Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov.

The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information.  The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier.  We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 24, 2011;

  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on May 10, 2011;

  our Current Reports on Form 8-K filed with the SEC on April 20, 2011, April 29, 2011 and May 17, 2011; and

  the description of our common stock as set forth in our registration statement filed under Section 12 of the Exchange Act on Form 8-A on November 21, 1988, including any amendment or report filed with the SEC for the purpose of updating such description.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us at no cost, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone:

TOR Minerals International, Inc.
722 Burleson Street

Corpus Christi, Texas 78402
Attn:  Barbara Russell

Chief Financial Officer, Secretary and Treasurer
Telephone:  361-826-2043

The information contained on our website does not constitute a part of the registration statement of which this prospectus is a part, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our Internet website.

LEGAL MATTERS

Hunton & Williams LLP, Dallas, Texas has passed upon certain legal matters in connection with the shares covered by this prospectus.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K  have been audited by UHY LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14   Other Expenses of Issuance and Distribution.
Securities and Exchange Commission filing fee	$2,896
Accounting fees and expenses	3,000
Legal fees and expenses	25,000
Total Expense	$30,896

All of the above fees and expenses will be paid by the selling stockholders. Other than the SEC filing fee, all fees and expenses are estimated.

Item 15   Indemnification of Directors and Officers.

                The Company's Certificate of Incorporation, as amended, permits indemnification to the fullest extent permitted by Delaware law.  The Company's Bylaws require the Company to indemnify each person who was or is made a party or is threatened to be made a party or is otherwise  involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity, from and against all costs, charges, liabilities and losses (including without limitation, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) suffered and expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The Company shall be required to indemnify a director or officer in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company.  The Company's Bylaws require the Company to pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such  expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined  that such director or officer is not entitled to be indemnified  under the Bylaws or otherwise.  The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.  Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgment in its favor.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16    Exhibits.
Exhibit Number	Description
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)
23.2	Consent of UHY LLP
24.1	Power of Attorney (included in signature page to registration statement)

Item 17   Undertakings.

(a)                 The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Corpus Christi, Texas on June 21, 2011.

TOR MINERALS INTERNATIONAL, INC.

By:         /s/ Olaf Karasch

Olaf Karasch

President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Olaf Karasch and Barbara Russell, jointly and severally, as his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signatures	Capacity with the Company	Date

/s/ OLAF KARASCH Olaf Karasch	President and Chief Executive Officer	June 21, 2011

/s/ BERNARD A. PAULSON Bernard A. Paulson	Chairman of the Board	June 21, 2011

/s/ BARBARA RUSSELL Barbara Russell	Treasurer and Chief Financial Officer (Principal Accounting Officer)	June 21, 2011

/s/ JULIE BUCKLEY Julie Buckley	Director	June 21, 2011

/s/ DAVID HARTMAN David Hartman	Director	June 21, 2011

/s/ DOUG HARTMAN Doug Hartman	Director	June 21, 2011

/s/ THOMAS W. PAUKEN Thomas W. Pauken	Director	June 21, 2011

/s/ STEVEN PAULSON Steven Paulson	Director	June 21, 2011

/s/ CHIN YONG TAN Chin Yong Tan	Director	June 21, 2011

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)
23.2	Consent of UHY LLP
24.1	Power of Attorney (included in signature page to registration statement)